Ex 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use of our report dated March 27, 2024, with respect to the consolidated financial statements of UiPath, Inc., and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

New York, New York
March 27, 2024